UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2021

DZS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5700 Tennyson Parkway, Suite 400 Plano, TX 75024
(Address of Principal Executive Offices, including Zip Code)

 (469) 327-1531

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2021 DZS Inc. (the “Company”) and Thomas Cancro, the Company’s Chief Financial Officer, entered into an amendment (the “Second Amendment”) to Mr. Cancro’s employment agreement (the “Employment Agreement”) with the Company. Pursuant to the Second Amendment, Mr. Cancro’s target bonus at full accomplishment of the Company’s goals was increased from $22,500 per quarter to $37,500 per quarter.

The foregoing descriptions of the Employment Agreement and the Second Amendment do not purport to be complete and are qualified in their entirely by reference to the full text of (i) the Employment Agreement, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 25, 2019,  (ii) the Amendment to the Employment Agreement, previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 4, 2020, and (iii) the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Second Amendment to Employment Agreement effective April 7, 2021 by and between DZS Inc. and Thomas Cancro.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DZS INC.

Date: April 13, 2021	By:	/s/ Justin Ferguson
Justin Ferguson
Chief Legal Officer